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                                                               Exhibit 4 (f) (5)

                               AMENDMENT NO. 1 TO
                               SECURITY AGREEMENT


                  AMENDMENT NO. 1 TO SECURITY AGREEMENT (this "Amendment"), dated as of June 30, 1999, among KITTY HAWK FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), CAC FUNDING CORP., a Nevada corporation, as debtor (together with its successors and assigns, the "Debtor"), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, individually and as servicer (together with its successors and assigns, the "Servicer"), and NATIONSBANK, N.A., a national banking association ("NationsBank"), individually and as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent"), amending that certain Security Agreement (the "Security Agreement"), dated as of July 7, 1998, among the Company, the Debtor, the Servicer and NationsBank, individually and as Collateral Agent.

                  WHEREAS, on the terms and conditions set forth herein, the parties to the Security Agreement wish to amend the Security Agreement as provided herein.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment capitalized terms have the same meanings assigned thereto in the Security Agreement.

                  SECTION 2.  Amendment of Certain Terms.

         (a) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Dealer Concentration Limit" and replacing it with the following: "Dealer Concentration Limit" shall mean 3%."

         (b) The definition of "Loan" in Section 1.1 of the Security Agreement is hereby amended by inserting the following after the word "advanced" in the first line of such definition: ", whether before or after the listing of such Loan on Exhibit D hereto,".

         (c) Section 1.1 of the Security Agreement is hereby amended by inserting the following definition after the definition of "Loan":

                  ""Loan Systems" means those computer applications which are related to or involved in the origination, collection, management or


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         servicing of the Loans."

         (d) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Required Reserve Account Balance" and replacing it with the following:

                  ""Required Reserve Account Balance" shall mean an amount equal to the sum of (A) the product of (i) 1.45% and (ii) the Net Investment related to the Initial Funding (after application of funds pursuant to Section 5.1 on the related Remittance Date) and (B) the product of (i) 1.00% and (ii) the Net Investment related to the Subsequent Funding (after application of funds pursuant to Section 5.1 on the related Remittance Date)."

         (e) Section 1.1 of the Security Agreement is hereby amended by inserting the following definition after the definition of "Weighted Average Advance Rate":

             ""Year 2000 Compliant" means, with respect to any Person, the ability of such Person's computer applications to perform properly date-sensitive functions for all dates before and after January 1, 2000."

         (f) Section 1.1 of the Security Agreement is hereby amended by inserting the following definition after the definition of "Year 2000 Compliant":

             ""Year 2000 Problem" means, with respect to any Person, the risk that computer applications used by the such Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999."

         (g) Section 3.1 of the Security Agreement is hereby amended by inserting the following as paragraph (k):

                  "(k) Year 2000 Compliance. The Debtor (i) has initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers), (ii) is in the process of developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) will implement that plan in accordance with that timetable. Based on the foregoing, the Debtor believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis to be Year 2000 Compliant,


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         except to the extent that a failure to do so could not be reasonably expected to have a material adverse effect on the Debtor or on the transactions contemplated by this Agreement, or to result in a Termination Event or a Potential Termination Event.

                  Subject to the following paragraph, the Debtor (i) has completed a review and assessment of all Loan Systems (including, but not limited to, those of its suppliers, vendors and third-party servicers), and (ii) has determined that the Loan Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before August 1, 1999, and thereafter.

                  The costs of all assessment, remediation, testing and integration related to the Debtor's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Debtor.".

         (h) Section 3.3 of the Security Agreement is hereby amended by inserting the following as paragraph (r):

                  "(r) Year 2000 Compliance. The Debtor will promptly notify the Collateral Agent in the event it discovers or determines (i) that any Loan Systems will not be Year 2000 Compliant on or before August 1, 1999, and thereafter, or (ii) that any computer application is otherwise material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of
         (ii) above, such failure could not reasonably be expected (a) to have a material adverse effect, or (b) to result in a Termination Event or a Potential Termination Event.

                  Further, the Debtor will deliver simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement or any other Transaction Document, a letter, report, certificate or statement signed by the chief financial officer or chief accounting officer of the Debtor, as appropriate, that no material event, problems or conditions have occurred which in the opinion of management would (i) prevent or materially delay the Debtor's plan to become Year 2000 Compliant or (ii) cause or be likely to cause the Debtor's representations and warranties set forth herein with respect to being or becoming Year 2000 Compliant to no longer be true; provided, however, that such letter, report, certificate or statement need not be


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         delivered after August 1, 1999, for so long as the Debtor remains Year
         2000 Compliant.".

         (i) Section 4.1(c) of the Security Agreement is hereby amended by deleting the reference to "ninety (90)" therein and replacing such reference with "one hundred twenty (120)".

         (j) Section 4.6 of the Security Agreement is hereby amended by adding the following after the word "are" in the sixth line thereof: "(i) owned by it, or (ii)".

         (k) Article IV of the Security Agreement is hereby amended by adding the following as Section 4.8:


                  "SECTION 4.8 Year 2000 Compliance. (a) The Servicer (i) has initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers), (ii) is in the process of developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) will implement that plan in accordance with that timetable. Based on the foregoing, the Servicer believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis to be Year 2000 Compliant, except to the extent that a failure to do so could not be reasonably expected to have a material adverse effect on the Servicer or on the transactions contemplated by this Agreement, or to result in a Termination Event or a Potential Termination Event.

                  Subject to the following paragraph, the Servicer (i) has completed a review and assessment of all Loan Systems (including, but not limited to, those of its suppliers, vendors and third-party servicers), and (ii) has determined that the Loan Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before August 1, 1999, and thereafter.

                  The costs of all assessment, remediation, testing and integration related to the Servicer's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Servicer.



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                  (b) The Servicer will promptly notify the Collateral Agent in the event it discovers or determines (i) that any Loan Systems will not be Year 2000 Compliant on or before August 1, 1999, and thereafter, or
         (ii) that any computer application is otherwise material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a material adverse effect, or (b) to result in a Termination Event or a Potential Termination Event.

                  Further, the Servicer will deliver simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a letter, report, certificate or statement signed by the chief financial officer or chief accounting officer of the Servicer, as appropriate, that no material event, problems or conditions have occurred which in the opinion of management would (i) prevent or materially delay the Servicer's plan to become Year 2000 Compliant or (ii) cause or be likely to cause the Servicer's representations and warranties set forth herein with respect to being or becoming Year 2000 Compliant to no longer be true; provided, however, that such letter, report, certificate or statement need not be delivered after August 1, 1999, for so long as the Servicer remains Year 2000 Compliant.".

         (l) Section 6.1(vii) of the Security Agreement is hereby amended by deleting clause (vii) and adding the following in its place: "(vii) the Net Investment shall exceed the Outstanding Balance of all Eligible Contracts minus the Outstanding Balance of all Eligible Contracts which have become Defaulted Contracts."

         (m) Section 5.4 of the Security Agreement is hereby amended by (i) deleting all references to "Debtor" and replacing each such reference with "Servicer", and (ii) adding to the end thereof the following sentence: "The rights and obligations of the Servicer pursuant to this Section 5.4 shall be applicable to CAC as the initial Servicer and to any Successor Servicer.".

             SECTION 3.  Representations and Warranties.

         (a) The Debtor hereby makes to the Collateral Agent, the Company and the Bank Investors, on and as of the date hereof, all of the representations and warranties set forth in Sections 3.1 and 3.2 of the Security Agreement, except that to the extent that any of such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct as of such earlier date.


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                  SECTION 4.  Effectiveness.  This Amendment shall become
effective on June 30, 1999.

                  SECTION 5. Costs and Expenses. The Debtor shall pay all of the Company's, the Bank Investors' and the Collateral Agent's cost and expenses (including out of pocket expenses and reasonable attorneys fees and disbursements) incurred by them in connection with the preparation, execution and delivery of this Amendment.

                  SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.

                  SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 9. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment No. 1 to the Security Agreement as of the date first written above.


                                          CAC FUNDING CORP., as Debtor


                                          By: /S/ Douglas W. Busk
                                              ----------------------------------
                                              Name:  Douglas W. Busk
                                              Title: Treasurer


                                          CREDIT ACCEPTANCE CORPORATION,
                                          Individually and as Servicer


                                          By: /S/ Douglas W. Busk
                                              ----------------------------------
                                              Name:  Douglas W. Busk
                                              Title: Treasurer


                                          KITTY HAWK FUNDING CORPORATION,
                                            as Company


                                          By: /S/ Richard L. Taiano
                                              ----------------------------------
                                              Name:  Richard L. Taiano
                                              Title: Vice President


                                          NATIONSBANK, N.A., Individually and
                                            as Collateral Agent


                                          By: /S/ Brian D. Krum
                                              ----------------------------------
                                              Name:  Brian D. Krum
                                              Title: Vice President


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